EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-54788 and 333-132941 of Boss Holdings, Inc. on Forms S-8 of our report, dated March 30, 2007 appearing in this Annual Report on Form 10-K of Boss Holdings, Inc. for the year ended December 30, 2006.

/s/ McGladrey & Pullen LLP

Davenport, Iowa
March 30, 2007

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